EXHIBIT 23.1


                                                     Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 33-90138,
33-90852 and 33-92328) and on Form S-8 (Registration No. 333-22547)
of Walden Residential Properties, Inc., our report dated March 3, 1997, except as to Note 14 for which the date is February 18, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14) with respect to the consolidated financial statements and financial statement schedule of Walden Residential Properties, Inc. and subsidiaries and our report dated March 3, 1995, with respect to the combined financial statements of Walden Predecessors appearing in the Annual Report on Form 10-K/A Amendment No. 3 of Walden Residential Properties, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
February 18, 1998